SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2001
GOVERNMENT TRUST G-1
(Exact name of registrant as specified in its charter or other governing instrument)

State or other jurisdiction of incorporation:
          New York
Commission File Number:
          0-18978
IRS Employer Identification No.:
          13-6963453


c/o Chase Manhattan Bank
Corporate Trustee Administration Department
450 West 33rd Street
New York, New York 10001


Registrant's telephone number, including area code :   (212) 946- 8608

Item 1.         Changes in Control of Registrant.

Not Applicable.

Item  2.	Acquisition or Disposition of Assets.

None.

Item  3.	Bankruptcy or Receivership.

None.

Item  4.	Changes in Registrant's Certifying Accountant.

No Change

Item  5.	Other Events.

Semiannual Report to Holders pursuant to the Trust's Declaration of Trust dated as of January 15, 1991. (Attached as Exhibit A) .

No other reportable events.

Item  6.	Resignations of Registrant's Directors.

Not  Applicable.

Item  7.	Financial Statements, Pro Forma Financial Information and
                Exhibits.

Not Applicable.














Exhibits


Semiannual  Report  to  Holders  attached  hereto  as  Exhibit  A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
thereunto duly authorized.

Government Trust G-1

Date :      May 15, 2001
By:_________Dennis Kildea____________
      Assistant Vice President

Exhibit A

CHASE MANHATTAN BANK
(formerly CHEMICAL BANK)
450 West 33rd Street
New York, New York  10001
Trustee's Semiannual Report

To the Holders of

Government Trust G-1 Zero Coupon Certificates
(Hellenic Republic of Greece FMS Refinancing)

and

Defense Security Assistance Agency
The Pentagon
Washington, DC  20301-2800
Attention of the Comptroller, DSAA


I. On May 15, 2001, the aggregate amount distributed to the Holders was $12,748,000.00. The portions thereof allocable to principal and interest payments on the Related Note(s) was $11,472,704.37 and to payments from the Related Securities Trust was $1,275,295.63.

II. The aggregate initial Amount of Certificates issued by such Trust and remaining outstanding after such distribution is $209,276,000.00.

III. The unpaid principal amount of the Related Note(s) following such distribution is $145,271,077.28.

IV. The sum of the amount referred to in (I) above, plus the amount paid to the Trustee in respect of the Trustee's fees and expenses was less than the sum of ninety percent (90%) of the amount required to have been paid by the Borrower on the Related Note(s) on the immediately preceding Note Payment Date plus the payment received by the Trustee from the related Securities Trust in respect of such Certificate Payment Date by $501.24.

No Payment Default has occurred and is continuing since our previous report.

To the best of my knowledge and belief, this Semiannual Report is complete and accurate.


By:      _____Dennis Kildea______
	  Assistant Vice President

Report dated as of May 15, 2001
(Tax ID No. 13-6963453)